UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)

March 14, 2005

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-110800 (Commission File Number)	13-3320910 (IRS Employer ID Number)

11 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 325-2000

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ٱ

Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of January 1, 2005(the “Agreement”) among the Credit Suisse First Boston Mortgage Securities Corp. as depositor, (the “Depositor”), U.S. Bank, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Serivcer”), master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Washington Mutual Mortgage Securities Corp., as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc. as a seller and a servicer as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”) and  Select Portfolio Servicing, Inc. (“SPS”), as a servicer and special servicer as a servicer (in such capacity, a “Serivcer”) and as special servicer (in such capacity, the “Special Servicer”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-1.  The Certificates were issued on January 28, 2005. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of January 1, 2005, by and among the Company, the Sellers, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele

Name: Kevin Steele

Title: Vice President

Dated: March 14, 2005

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of January 1, 2005,

5

by and among the Company, the Sellers, the Servicers, the

Special Servicer, the Master Servicer, the Trust Administrator

and the Trustee.